Exhibit 4.40

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS ~~(***)~~. COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

AMENDMENT TO BILATERAL AGREEMENT

This Amendment (the “Amendment”) to the Bilateral Agreement, dated as of November 29, 2012 (the “Effective Date”), is entered into by and between Asia Broadcast Satellite Holdings Ltd., a company incorporated under the laws of Bermuda (“ABS”) and Satélites Mexicanos, S.A. de C.V. (“Satmex”), a sociedad anónima de capital variable organized under the laws of Mexico, (ABS and Satmex, collectively, the “Parties” and each a “Party”).

WHEREAS, the Parties entered into a Bilateral Agreement (the “Bilateral Agreement”) dated as of March 13, 2012,

WHEREAS, the Parties do hereby amend the Bilateral Agreement as set forth in this Amendment,

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby amend the Bilateral Agreement, effective as of the Effective Date, as follows:

1. All capitalized terms used but not otherwise expressly defined herein, shall have the meanings ascribed to them in the Bilateral Agreement.

2. Article 2.1 is amended to remain as follows:

“ 2.1       As of the Effective Date, the Parties have not designated which of them, if either, shall be responsible for the purchase of F4. (***)

2.1.1                    (***).

2.1.2                    (***).

2.1.3                    (***).

FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

3. Article 3.1 is amended to remain as follows:

“3.1                         Either Party, by written notice (an “Election Notice”) to the other Party, may elect to exercise any Option that has not previously been exercised in accordance with this Article. Notwithstanding the foregoing (***). In the event that a Party elects to exercise the Options specified in its Election Notice, the Parties hereby agree to provide joint written notice of such election to the Contractor in accordance with the requirements of Article 4.2 of the Master Procurement Agreement.

3.1.1                    Until the exercise of any Option by either Party as evidenced in the written notice to the other Party set forth in Section 3.1 above, the Parties (***).”

4.  Article 4.1 is amended to remain as follows:

“4.1                         The Parties acknowledge and agree that it is their intention to launch the Satellites in pairs as part of two integrated dual-launch missions (comprised of one launch of F1 and F2 and, if Satmex purchases F4, one launch of F3 and F4) as further set forth herein and in the Launch Services Agreements. In furtherance of the foregoing, each Party hereby appoints the other Party as its agent (and such other Party agrees to act as agent) for the purpose of procuring and administering such Party’s rights in the other Party’s Launch Services Agreement as contemplated by Article 4.5 below. (***).

5.  Except as expressly modified by this Amendment, the Bilateral Agreement shall remain in full force and effect in accordance with its terms and conditions.

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FOIA CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN INFORMATION IN THIS AGREEMENT. THIS INFORMATION HAS BEEN REDACTED AND DENOTED BY ASTERISKS (***). COPIES OF THE EXHIBIT CONTAINING THE REDACTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT.

IN WITNESS WHEREOF, the Parties have executed and delivered this Amendment to the Bilateral Agreement as of the date first written above.

ASIA BROADCAST SATELLITE HOLDINGS LTD.

By:	/s/ James Keyes
Name:	James Keyes
Title:	Director

SATÉLITES MEXICANOS, S.A. DE C.V.

By:	/s/ Clemente Cabello
Name:	Clemente Cabello
Title:	Vice President Business Development